Exhibit 99.1

Important Notice Regarding the Availability of Proxy Materials for the virtual Special Meeting of Shareholders to be held on                , 2020

To view the notice of the Special Meeting, the accompanying proxy statement / prospectus and to attend the virtual Special Meeting, please go to: https://www.cstproxy.com/farpoint/2020

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FAR POINT ACQUISITION CORPORATION

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON                , 2020

The undersigned, revoking any previous proxies relating to these shares with respect to the Business Combination Proposal and the Adjournment Proposal, hereby acknowledges receipt of the proxy statement/prospectus dated                 , 2020, in connection with the virtual Special Meeting to be held on                , 2020 at        a.m. Eastern Time online at https://www.cstproxy.com/farpoint/2020, for the sole purpose of considering and voting upon the following proposals, and hereby appoints Thomas W. Farley and David W. Bonanno, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Far Point Acquisition Corporation (“FPAC”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED PROXY CARD BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED “FOR” THE PROPOSALS SET FORTH HEREIN. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

FAR POINT ACQUISITION CORPORATION	Special Meeting of Shareholders , 2020 A.M. Eastern Time This Proxy is Solicited On Behalf Of The Board Of Directors

Vote at the Meeting –

If you plan to vote at the virtual Special Meeting, you will need your 12 digit control number. To attend the Special Meeting, please navigate to https://www.cstproxy.com/farpoint/2020

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY	Please mark your votes like this

THE BOARD OF DIRECTORS OF FPAC RECOMMENDS A VOTE “AGAINST” PROPOSALS NO. 1 AND NO. 2.

1. Proposal No. 1 — The Business Combination Proposal

       To approve and adopt the Agreement and Plan of Merger, dated as of January 16, 2020 (the “Merger Agreement”), and the business combination contemplated by such agreement (the “Business Combination”), by and among FPAC, SL Globetrotter, L.P., a Cayman Islands exempted limited partnership, Global Blue Group Holding AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in Zürichstrasse 38, 8306 Brüttisellen, Switzerland, Global Blue US Holdco LLC, a Delaware limited liability company, Global Blue US Merger Sub Inc., a Delaware corporation, Global Blue Holding L.P., a Cayman Islands exempted limited partnership, the individuals named therein, Global Blue Group AG, a stock corporation (Aktiengesellschaft) incorporated under Swiss law, with its registered office in Zürichstrasse 38, 8306 Brüttisellen, Switzerland, Thomas W. Farley, solely in his capacity as the FPAC Shareholders’ Representative, solely for purposes of Sections 2.20 and 8.01 thereof, Far Point LLC, a Delaware limited liability company, and Jacques Stern, solely in his capacity as the Management Representative.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Proposal No. 2 — The Adjournment Proposal

       To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or for any other reason in connection with, the approval of one or more of the other proposals at the Special Meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

A vote to abstain will be treated as a vote against the Business Combination Proposal, but will have no effect on the Adjournment Proposal.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING PRE- ADDRESSED POSTAGE PAID ENVELOPE. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED PROXY BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.	CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2020.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.